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                    SECURITIES AND EXCHANGE COMMISSION

                           Washington, DC  20549

                                 FORM 8-K


                              CURRENT REPORT





                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


                      Date of Report:  April 5, 1994










                    McCAW CELLULAR COMMUNICATIONS, INC.


A Delaware             Commission File          I.R.S. Employer
Corporation              No. 1-9854              No. 91-1379052






             5400 Carillon Point, Kirkland, Washington  98033

                      Telephone Number (206) 827-4500
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Item 5.  Other Events.

      On April 5, 1994, the United States District Court for the District of Columbia issued an Order in the case entitled United States of America vs. Western Electric Company, Inc. (Civil Action No. 82-0192 (HHG)) granting in part and denying in part BellSouth Corporation's motion for a declaratory ruling that American Telephone and Telegraph Company's ("AT&T") proposed acquisition of McCaw Cellular Communications, Inc. ("McCaw") would violate Section I(D) of the Modification of Final Judgment ("MFJ"), United States v. American Telephone and Telegraph Co., 552 F. Supp. 131 (D.D.C. 1982), aff'd sub nom, Maryland v. United States, 460 U.S. 1001 (1983). The Court determined that AT&T's acquisition of McCaw's interest in cellular properties controlled by a Bell Operating Company would violate Section I(D) of the MFJ, that AT&T must seek a modification or waiver of the decree to proceed, and that, inasmuch as AT&T had not to date addressed in sufficient detail the factors that must ultimately be considered in determining whether a waiver is justified, and the other parties have had no meaningful opportunity to present their views in response, the record before the Court was insufficient to support a waiver. Accordingly, the Court declined to grant such a waiver without prejudice to a renewed request by AT&T, and noted that its ruling does not absolutely foreclose the waiver or modification. Rather, the Court held that AT&T must satisfy the legal standard for a decree modification which it has thus far failed to meet.

     There can be no assurance as to whether the Court will grant any waiver, or if granted when that will occur.

     See the full text of the Court's decision included herein as
Exhibit 99(a).


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

          Exhibit
          Number

          99(a)     Opinion, dated April 5, 1994.

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                                SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             McCAW CELLULAR COMMUNICATIONS, INC.


                             ANDREW A. QUARTNER
                             Andrew A. Quartner
                             Senior Vice President-Law

Date:  April 6, 1994
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                               EXHIBIT INDEX

    Exhibit
    Number

    99(a)   Opinion, dated April 5, 1994.